As filed with the Securities and Exchange Commission on September 3, 2024

Registration Nos. 333-270664 and 333-270664-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICOLD REALTY TRUST, INC.

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

ADDITIONAL GUARANTOR REGISTRANTS (SEE BELOW)

(Exact Name of Each Registrant as Specified in Its Charter)

Americold Realty Trust, Inc. Maryland	Americold Realty Operating Partnership, L.P. Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

93-0295215	01-0958815
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway South Tower, Suite 600 Atlanta, Georgia 30328 (678) 441-1400	10 Glenlake Parkway South Tower, Suite 600 Atlanta, Georgia 30328 (678) 441-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nathan H. Harwell

Chief Legal Officer and Executive Vice President

10 Glenlake Parkway

South Tower, Suite 600

Atlanta, Georgia 30328

(678) 441-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Justin R. Howard

Rebecca R. Valentino

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Americold Realty Trust, Inc.:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

Americold Realty Operating Partnership, L.P.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

Americold Realty Trust, Inc.:	☐

Americold Realty Operating Partnership, L.P.:	☐

TABLE OF ADDITIONAL GUARANTOR REGISTRANTS*

Exact name of registrant as specified in its charter or other organizational document	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
Americold Australian Holdings Pty Ltd	Australia	N/A
Americold Realty Operations, Inc.	Delaware, U.S.A.	58-2384757
Icecap Properties NZ Limited	New Zealand	N/A
Nova Cold Logistics ULC	Nova Scotia, Canada	N/A

*

The address, including zip code, and telephone number, including area code, of the principal executive offices of each of the registrants and the names, and telephone number of the agent for service for each additional registrant listed in this table are the same as those of Americold Realty Trust, Inc. (“our company,” “our,” “we” or “us”). One or more of the above registrants may fully and unconditionally guarantee on a joint and several basis any series of debt securities of Americold Realty Operating Partnership, L.P. (the “Operating Partnership”) offered as set forth in a prospectus supplement to the prospectus contained in the Registration Statement on Form S-3 (Registration Statement Nos. 333-270664 and 333-270664-01) (the “Registration Statement”).

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement is filed solely to (i) add (x) Americold Australian Holdings Pty Ltd (“Americold Australian Holdings”), a limited company organized under the laws of Australia, Icecap Properties NZ Limited (“Icecap”), a limited company organized under the laws of New Zealand, and Nova Cold Logistics ULC, an unlimited company organized under the laws of Nova Scotia, Canada (“Nova Cold” and, collectively with Americold Australian Holdings and Icecap, the “New Subsidiary Guarantors”), each an indirect wholly-owned subsidiary of the Operating Partnership, and (y) Americold Realty Operations, Inc., a Delaware corporation and wholly-owned subsidiary of Americold Realty Trust, Inc. and a limited partner of the Operating Partnership (the “New Parent Guarantor” and, collectively with the New Subsidiary Guarantors, the “New Guarantors”), as co-registrants to the Registration Statement because each New Guarantor may become a guarantor of some or all of the debt securities of the Operating Partnership with respect to which offers and sales are registered under the Registration Statement, (ii) update the information in Part II with respect to the addition of the New Guarantors, and (iii) file additional exhibits to the Registration Statement under Item 16 of Part II thereof. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, the base prospectus is being omitted from this filing. This post-effective amendment shall become effective immediately upon filing with the Securities and Exchange Commission (the “SEC”).

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by the registrants in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$	*
NYSE listing fee		**
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Fees and expenses of trustee and counsel		**
Transfer Agent fees and expenses		**
Rating agency fees		**
Miscellaneous		**
Total	$	**

*

Because this registration statement covers an indeterminable amount of securities, the registrants are deferring payment of applicable SEC registration fees in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933.

**

These fees and expenses payable in connection with the issuance and distribution of the securities registered hereby cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances.

Item 15. Indemnification of Directors and Officers

Americold Realty Trust, Inc.

Maryland law permits a Maryland corporation to include a provision in its charter eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The charter of Americold Realty Trust, Inc. contains a provision that eliminates its directors’ and officers’ liability to the corporation and its stockholders for money damages to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law (the “MGCL”) requires a corporation (unless its charter provides otherwise, which Americold Realty Trust, Inc.’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity against reasonable expenses actually incurred in the proceeding in which the director or officer was successful. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL prohibits a Maryland corporation from indemnifying a director or officer who has been adjudged liable in a suit by the corporation or on its behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by the corporation or on its behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, the charter and the amended and restated bylaws of Americold Realty Trust, Inc. (the “bylaws”) obligate it to indemnify any individual who is made or threatened to be made a party to or witness in a proceeding by reason of his or her service:

•

as a present or former director or officer of Americold Realty Trust, Inc. or an observer on the board of trustees of Americold Realty Trust, a Maryland real estate investment trust and predecessor to Americold Realty Trust, Inc. (“Americold Realty Trust”); or

•

while a director or officer of Americold Realty Trust, Inc. or an observer on the board of trustees of Americold Realty Trust and at our request or the request of Americold Realty Trust, as a director, officer, partner, trustee, member, manager, employee or agent of another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust or employee benefit plan or any other enterprise, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities, and without requiring a preliminary determination of the ultimate entitlement to indemnification to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit it to indemnify and advance expenses to any individual who served any of Americold Realty Trust, Inc.’s predecessors in any of the capacities described above and any employee or agent of Americold Realty Trust, Inc. or any of its predecessors.

Americold Realty Trust, Inc. has entered into indemnification agreements with each of its directors and executive officers.

Americold Realty Operating Partnership, L.P.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

The amended and restated limited partnership agreement (“limited partnership agreement”) of the Operating Partnership indemnifies our company, as general partner, and its directors, officers, employees and any other persons it may designate from time to time from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the Operating Partnership’s operations in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

The limited partnership agreement also requires the Operating Partnership to reimburse an indemnitee for reasonable expenses incurred by an indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Operating Partnership of (i) a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Operating Partnership has been met and (ii) a written undertaking by or on behalf of the indemnitee to repay the amount so paid or reimbursed by the Operating Partnership if it shall ultimately be determined that the standard of conduct has not been met.

Americold Australian Holdings Pty Ltd

To the extent permitted by law, Americold Australian Holdings’ constitution expressly allows every officer (which includes directors) of Americold Australian Holdings to be indemnified out of the assets of Americold Australian Holdings against any liability incurred by them in relation to the execution of their office. However, an indemnity cannot be given in respect of the following liabilities and costs, as set out under section 199A of the Corporations Act 2001 (Cth) (the “Act”):

1.	liability owed to the company or a related body corporate;

2.	liability for a pecuniary penalty order or a compensation order;

3.	liability that is owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith; and

4.	legal costs incurred in connection with proceedings:

a.	to defend a person found to be liable for any of points 1 to 3 above;

b.	to defend criminal proceedings in which the person is found guilty;

c.	brought by the Australian Securities and Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established; or

d.	in connection with proceeds for relief to the person under the Act in which the court denies the relief.

Americold Realty Operations, Inc.

The Certificate of Incorporation of the New Parent Guarantor states that the New Parent Guarantor will indemnify its directors and officers to the fullest extent authorized by law. The New Parent Guarantor’s Bylaws dictate that the New Parent Guarantor will indemnify any person who was or is threatened or made party to any action, suit or proceeding, whether criminal, civil, administrative, or investigative by reason of the fact that such person is, or a another person for whom such person is the legal representative, is or was a director or officer of the New Parent Guarantor, or is or was serving at the request of the New Parent Guarantor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, for all losses and expenses reasonably incurred.

Icecap Properties NZ Limited

Section 162 of the Companies Act 1993 (NZ) permits a company to indemnify its directors and employees if the company’s constitution expressly permits the company to do so. Icecap’s constitution expressly allows it to indemnify its and its wholly owned subsidiaries’ directors and employees against any liability for any act or omission in his or her capacity as a director or employee. Such indemnity is limited in that a director cannot be indemnified for criminal liability or liability arising from the director’s breach of his or her duty to act in good faith and the best interests of Icecap. In relation to an employee, the indemnity is limited in that it excludes criminal liability and liability arising from a breach of fiduciary duty owed to Icecap or any of its wholly owned subsidiaries.

Nova Cold Logistics ULC

Nova Cold’s Articles of Association state that Nova Cold shall indemnify each of its current and former directors and officers against all costs, losses and expenses that they may incur or become liable to pay in respect of any claim made against them or any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been directors or officers of Nova Cold, whether Nova Cold is a claimant or party to such action or proceeding or otherwise. Such directors or officers must have acted without any dishonesty. Any amount for which such indemnity is proved will immediately attach as a lien on the property of Nova Cold and will have priority against the shareholders over all other claims.

Item 16. Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

2.1	Articles of Conversion (incorporated by reference to Exhibit 2.1 to Americold Realty Trust, Inc.’s Current Report on Form 8-K filed on May 25, 2022 (File No. 001-34723))

3.1	Articles of Incorporation of Americold Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 to Americold Realty Trust, Inc.’s Current Report on Form 8-K filed on May 25, 2022 (File No. 001-34723))

3.2	Amended and Restated Bylaws of Americold Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 to Americold Realty Trust, Inc.’s Current Report on Form 8-K filed on December 7, 2022 (File No. 001-34723))

4.1	Amended and Restated Limited Partnership Agreement of Americold Realty Operating Partnership, L.P., dated July 1, 2019 (incorporated by reference to Exhibit 3.1 to Americold Realty Trust, Inc.’s Current Report on Form 8-K filed on July 2, 2019 (File No. 001-34723))

4.2*	Form of Articles Supplementary for Preferred Stock

4.3*	Form Deposit Agreement for Depositary Shares

4.4*	Form Depositary Receipt

4.5*	Form of Warrant Agreement

4.6**	Form of Indenture, by and among Americold Realty Operating Partnership, L.P., as issuer, Americold Realty Trust, Inc., Americold Realty Operations, Inc., Americold Australian Holdings Pty Ltd., Icecap Properties NZ Limited and Nova Cold Logistics ULC, as guarantors, and U.S. Bank Trust Company, National Association, as trustee.

4.7*	Form of Debt Securities (including form of Notation of Guarantee)

5.1	Opinion of Venable LLP (incorporated by reference to Americold Realty Trust, Inc. and Americold Realty Operating Partnership, L.P.’s Registration Statement on Form S-3, Registration Statement Nos. 333-270664 and 333-270664-01, filed on March 17, 2023)

5.2**	Opinion of Alston & Bird LLP

5.3**	Opinion of K&L Gates LLP with respect to Americold Australian Holdings Pty Ltd

5.4**	Opinion of Ellis Gould with respect to Icecap Properties NZ Limited

5.5**	Opinion of Stewart McKelvey with respect to Nova Cold Logistics ULC

8.1**	Opinion of Alston & Bird LLP with respect to tax matters

22.1**	Subsidiary Guarantors and Issuers of Guaranteed Securities

23.1	Consent of Venable (included in Exhibit 5.1) (incorporated by reference to Americold Realty Trust, Inc. and Americold Realty Operating Partnership, L.P.’s Registration Statement on Form S-3, Registration Statement Nos. 333-270664 and 333-270664-01, filed on March 17, 2023)

23.2**	Consent of Alston & Bird LLP (included in the opinions filed as Exhibit 5.2 and Exhibit 8.1)

23.3**	Consent of Ernst & Young LLP

23.4**	Consent of K&L Gates LLP (included in the opinion filed as Exhibit 5.3)

23.5**	Consent of Ellis Gould (included in the opinion filed as Exhibit 5.4)

23.6**	Consent of Stewart McKelvey (included in the opinion filed as Exhibit 5.5)

24.1	Power of Attorney (included on signature page) (incorporated by reference to Americold Realty Trust, Inc. and Americold Realty Operating Partnership, L.P.’s Registration Statement on Form S-3, Registration Statement Nos. 333-270664 and 333-270664-01, filed on March 17, 2023)

24.2**	Power of Attorney (included on signature pages)

25.1**	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust Company, National Association, as trustee

99.1**	Additional Material U.S. Federal Income Tax Considerations

107.1**	Calculation of Filing Fee Table

*

To be filed by amendment or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the offering of any securities, as appropriate.

**	Filed herewith.

Item 17. Undertakings.

The undersigned registrants hereby undertake:

(a) (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f) The undersigned registrants hereby undertake that, for the purposes of determining any liability under the Securities Act, each filing of Americold Realty Trust, Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act the undersigned registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on September 3, 2024.

AMERICOLD REALTY TRUST, INC.

By:	/s/ George F. Chappelle Jr.
Name: George F. Chappelle Jr.
Title: Chief Executive Officer and Director

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

By:	Americold Realty Trust, Inc., its general partner

By:	/s/ George F. Chappelle Jr.
Name: George F. Chappelle Jr. Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on September 3, 2024

Signature	Title

/s/ George F. Chappelle Jr. George F. Chappelle Jr.	Chief Executive Officer and Director (Principal Executive Officer)

/s/ E. Jay Wells E. Jay Wells	Chief Financial Officer and Executive Vice President (Principal Financial Officer)

/s/ Robert Harris Robert Harris	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)

* Mark R. Patterson	Chairman of the Board of Directors

* George J. Alburger, Jr.	Director

* Kelly H. Barrett	Director

* Robert L. Bass	Director

* Antonio F. Fernandez	Director

* Pamela K. Kohn	Director

* David J. Neithercut	Director

* Andrew P. Power	Director

*	By:	/s/ George F. Chappelle Jr.
Name: George F. Chappelle Jr.
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act the following co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on September 3, 2024.

AMERICOLD REALTY OPERATIONS, INC.

By:	/s/ George F. Chappelle Jr.
Name: George F. Chappelle Jr.
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

Each of the undersigned officers and directors of the above co-registrant, hereby severally constitutes and appoints each of George F. Chappelle Jr. and E. Jay Wells to sign for him, and in his name in the capacity indicated below, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 for the purpose of registering such securities under the Securities Act and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 and any and all subsequent amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on September 3, 2024.

Signature	Title

/s/ George F. Chappelle Jr. George F. Chappelle Jr.	Director and Chief Executive Officer (Principal Executive Officer)

/s/ E. Jay Wells E. Jay Wells	Director, Chief Financial Officer and Executive Vice President (Principal Financial Officer)

/s/ Nathan H. Harwell Nathan H. Harwell	Director, Chief Legal Officer and Executive Vice President

/s/ Robert Harris Robert Harris	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act the following co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on September 3, 2024.

AMERICOLD AUSTRALIAN HOLDINGS PTY LTD

By:	/s/ George F. Chappelle Jr.
Name: George F. Chappelle Jr. Title: Chief Executive Officer

Authorized Representative in the United States:

By:	/s/ E. Jay Wells
Name:	E. Jay Wells
Title:	Chief Financial Officer and Executive Vice President

POWER OF ATTORNEY

Each of the undersigned officers and directors of the above co-registrant, hereby severally constitutes and appoints each of George F. Chappelle Jr. and E. Jay Wells to sign for him, and in his name in the capacity indicated below, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 for the purpose of registering such securities under the Securities Act and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 and any and all subsequent amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on September 3, 2024.

Signature	Title

/s/ George F. Chappelle Jr. George F. Chappelle Jr.	Chief Executive Officer (Principal Executive Officer)

/s/ E. Jay Wells E. Jay Wells	Chief Financial Officer and Executive Vice President (Principal Financial Officer)

/s/ Robert Harris Robert Harris	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)

/s/ Nathan H. Harwell Nathan H. Harwell	Director, Chief Legal Officer and Executive Vice President

/s/ Richard C. Winnall Richard C. Winnall	Director and President, International

/s/ Doug Seccombe Doug Seccombe	Director and Managing Director, APAC

SIGNATURES

Pursuant to the requirements of the Securities Act the following co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on September 3, 2024.

ICECAP PROPERTIES NZ LIMITED

By:	/s/ George F. Chappelle Jr.
Name: George F. Chappelle Jr.
Title: Chief Executive Officer

Authorized Representative in the United States:

By:	/s/ E. Jay Wells

Name:	E. Jay Wells
Title: Chief Financial Officer and Executive Vice President

POWER OF ATTORNEY

Each of the undersigned officers and directors of the above co-registrant, hereby severally constitutes and appoints each of George F. Chappelle Jr. and E. Jay Wells to sign for him, and in his name in the capacity indicated below, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 for the purpose of registering such securities under the Securities Act and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 and any and all subsequent amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on September 3, 2024.

Signature	Title

/s/ George F. Chappelle Jr. George F. Chappelle Jr.	Chief Executive Officer (Principal Executive Officer)

/s/ E. Jay Wells E. Jay Wells	Chief Financial Officer and Executive Vice President (Principal Financial Officer)

/s/ Robert Harris Robert Harris	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)

/s/ Richard C. Winnall Richard C. Winnall	Director and President, International

/s/ Doug Seccombe Doug Seccombe	Director and Managing Director, APAC

/s/ Claire Valtwies Claire Valtwies	Director

SIGNATURES

Pursuant to the requirements of the Securities Act the following co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on September 3, 2024.

NOVA COLD LOGISTICS ULC

By:	/s/ George F. Chappelle Jr.
Name: George F. Chappelle Jr.
Title: Chief Executive Officer and Director

Authorized Representative in the United States:

By:	/s/ E. Jay Wells
Name: E. Jay Wells
Title: Chief Financial Officer and Executive Vice President

POWER OF ATTORNEY

Each of the undersigned officers and directors of the above co-registrant, hereby severally constitutes and appoints each of George F. Chappelle Jr. and E. Jay Wells to sign for him, and in his name in the capacity indicated below, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 for the purpose of registering such securities under the Securities Act and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 and any and all subsequent amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on September 3, 2024.

Signature	Title

/s/ George F. Chappelle Jr. George F. Chappelle Jr.	Director, Chief Executive Officer (Principal Executive Officer)

/s/ E. Jay Wells E. Jay Wells	Director, Chief Financial Officer and Executive Vice President (Principal Financial Officer)

/s/ Nathan H. Harwell Nathan H. Harwell	Director, Chief Legal Officer and Executive Vice President

/s/ Robert Harris Robert Harris	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)